                                                                      Exhibit 16

FUND NAME:           OLSTEIN FINANCIAL ALERT FUND
                     (NON-STANDARDIZED RETURNS)


                                                                 1 YR                            INCEPTION
                                                                 ----                            ---------
# YEARS IN PERIOD                                                 1.00                            1.947945
CUMULATIVE TOTAL RETURN
     (Excluding CDSC)                                            43.61%                              61.16%
CUMULATIVE TOTAL RETURN
     (After Deducting CDSC)                                      41.11%                              59.91%
AVERAGE ANNUAL TOTAL RETURN                                      43.61%                              27.76%
MAXIMUM CDSC                                                      2.50%                               1.25%


FOR THE ONE YEAR PERIOD ENDED AUGUST 31, 1997

Cumulative Total Return                                         Average Annual Total Return
-----------------------                                         ---------------------------
(ERV/P)  - 1                    = T                             (ERV/P)1/N  -1             =T
($1,436.12/1,000)            -1 = T                             ($1,436.12/1,000)       -1 = T
                          .4361 = T                                                  .4361 = T
                         43.61% = T                                                 43.61% = T


INCEPTION THROUGH AUGUST 31, 1997


Cumulative Total Return                                         Average Annual Total Return
(Excluding Maximum CDSC)
------------------------
(ERV/P)  -1                       = T                           (ERV/P)1/N  -1                          =T
($1,611.64/1,000)              -1 = T                           ($1,611.64/1,000)1/1.947945          -1 = T
                            .6116 = T                                                             .2776 = T
                           61.16% = T                                                            27.76% = T



Cumulative Total Return (After Deducting Maximum CDSC)
------------------------------------------------------

(ERV/P)  -1                     = T
 ($1,599.14/1,000) -1           = T
                          .5991 = T
                         59.91% = T

                                                                      Exhibit 16

FUND NAME:  OLSTEIN FINANCIAL ALERT FUND
            (STANDARDIZED RETURNS)


                                                        1 YR                      INCEPTION
                                                        ----                      ---------
# YEARS IN PERIOD                                        1.00                      1.947945
AVERAGE ANNUAL TOTAL RETURN                             41.11%                        27.25%
MAXIMUM CDSC                                             2.50%                         1.25%


FOR THE ONE YEAR PERIOD ENDED AUGUST 31, 1997

Average Annual Total Return
---------------------------

(ERV/P)1/N  -1                     =T
($1,411.12/1,000)1 -1              = T
                            .4111  = T
                            41.11% = T




INCEPTION THROUGH AUGUST 31, 1997

Average Annual Total Return
---------------------------

(ERV/P)1/N  -1                             =T
($1,599.14/1,000) 1/1.947945            -1 = T
                                     .2725 = T
                                    27.25% = T